                                                      (Proof of April 17, 1996)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               DUKE POWER COMPANY

                                       TO

                                 CHEMICAL BANK,
                                                                 TRUSTEE

                               ------------------


               EIGHTY -                   SUPPLEMENTAL INDENTURE


                          DATED AS OF            , 199


                               ------------------


                    CREATING AN ISSUE OF FIRST AND REFUNDING
                     MORTGAGE BONDS,    % SERIES DUE


                               ------------------

                                SUPPLEMENTAL TO
                          FIRST AND REFUNDING MORTGAGE
                          DATED AS OF DECEMBER 1, 1927

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     SUPPLEMENTAL INDENTURE, bearing date as of the      day
of                ,     , made and entered into by and between DUKE POWER
COMPANY, a corporation duly organized and existing under the laws of the State of North Carolina, hereinafter called the "Company", party of the first part, and CHEMICAL BANK (successor to Morgan Guaranty Trust Company of New York as Trustee), a corporation duly organized and existing under the laws of the State of New York, having its principal place of business in the Borough of Manhattan, City and State of New York, hereinafter called the "Trustee", as Trustee, party of the second part.

     WHEREAS Duke Power Company, a New Jersey corporation, hereinafter called the "New Jersey Company", duly executed and delivered its First and Refunding Mortgage, dated as of December 1, 1927, to Guaranty Trust Company of New York, as Trustee, to secure its First and Refunding Mortgage Gold Bonds, to be issued from time to time in series as provided in said Mortgage, and has from time to time duly executed and delivered supplemental indentures, including supplemental indentures dated as of September 1, 1947 and February 1, 1949, to Guaranty Trust Company of New York (the corporate name of which has been changed to Morgan Guaranty Trust Company of New York), as Trustee, and a supplemental indenture dated as of February 1, 1960 to Morgan Guaranty Trust Company of New York, as Trustee, supplementing and modifying said Mortgage (said Mortgage, as so supplemented and modified, being hereinafter referred to as the "original indenture"); and

     WHEREAS bonds of a series known as the "First and Refunding Mortgage Bonds, 2.65% Series Due 1977" (herein called "bonds of the 2.65% Series"), bonds of a series known as the "First and Refunding Mortgage Bonds, 2 7/8% Series Due 1979" (herein called "bonds of the 1979 Series"), bonds of a series known as the "First and Refunding Mortgage Bonds, 5 3/8% Series Due 1997" (herein called "bonds of the 1997 Series"), bonds of a series known as the "First and Refunding Mortgage Bonds, 6 3/8% Series Due 1998" (herein called "bonds of the 1998 Series"), bonds of a series known as the "First and Refunding Mortgage Bonds, Annual Tender Pollution Control Series 1987 A" (herein called "bonds of the 1987 Pollution Control Series A"), bonds of a series known as the "First and Refunding Mortgage Bonds, Annual Tender Pollution Control Series 1987 B" (herein called "bonds of the 1987 Pollution Control Series B"), bonds of a series known as the "First and Refunding Mortgage Bonds, Annual Tender Pollution Control Series 1987 C" (herein called "bonds of the 1987 Pollution Control Series C"), bonds of a series known as the "First and Refunding Mortgage Bonds, Pollution Control Facilities Revenue Refunding Series Due 2014" (herein called "bonds of the 1990 Pollution Control Series"), bonds of a series known as the "First and

Refunding Mortgage Bonds, 8 3/4% Series Due 2021" (herein called "bonds of the 2021 Series"), bonds of a series known as the "First and Refunding Mortgage Bonds, City of Greensboro Series Due 2027" (herein called "bonds of the 2027 City of Greensboro Series"), bonds of a series known as the "First and Refunding Mortgage Bonds, Medium-Term Notes Series" (herein called "bonds of the Medium-Term Notes Series"), bonds of a series known as the "First and Refunding Mortgage Bonds, 8 3/8% Series B Due 2021" (herein called "bonds of the 2021 Series B"), bonds of a series known as the "First and Refunding Mortgage Bonds, 8% Series Due 2004" (herein called "bonds of the 2004 Series"), bonds of a series known as the "First and Refunding Mortgage Bonds, 8 5/8% Series Due 2022" (herein called "bonds of the 2022 Series"), bonds of a series known as the "First and Refunding Mortgage Bonds, 7% Series Due 2000" (herein called "bonds of the 2000 Series"), bonds of a series known as the "First and Refunding Mortgage Bonds, 7% Series B Due 2000" (herein called "bonds of the 2000 Series B"), bonds of a series known as the "First and Refunding Mortgage Bonds, 7% Series Due 2005" (herein called "bonds of the 2005 Series"), bonds of a series known as the "First and Refunding Mortgage Bonds, 6 5/8% Series B Due 2003" (herein called "bonds of the 2003 Series B"), bonds of a series known as the "First and Refunding Mortgage Bonds, 7 3/8% Series Due 2023" (herein called "bonds of the 2023 Series"), bonds of a series known as the "First and Refunding Mortgage Bonds, 6 3/8% Series Due 2008" (herein called "bonds of the 2008 Series"), bonds of a series known as the "First and Refunding Mortgage Bonds, 5 7/8% Series C Due 2003" (herein called "bonds of the 2003 Series C"), bonds of a series known as the "First and Refunding Mortgage Bonds, Pollution Control Facilities Revenue Refunding Series Due 2014" (herein called "bonds of the 1993 Pollution Control Series"), bonds of a series known as the "First and Refunding Mortgage Bonds, 6 1/4% Series B 2004" (herein called "bonds of the 2004 Series B"), bonds of a series known as the "First and Refunding Mortgage Bonds, 5 7/8% Series Due 2001" (herein called "bonds of the 2001 Series"), bonds of a series known as the "First and Refunding Mortgage Bonds, 7% Series Due 2033" (herein called "bonds of the 2033 Series"), bonds of a series known as the "First and Refunding Mortgage Bonds, 6 7/8% Series B Due 2023" (herein called "bonds of the 2023 Series B"), bonds of a series known as the "First and Refunding Mortgage Bonds, 6 3/4% Series Due 2025" (herein called "bonds of the 2025 Series"), bonds of a series known as the "First and Refunding Mortgage Bonds, 7 7/8% Series Due 2024" (herein called "bonds of the 2024 Series"), bonds of a series known as the "First and Refunding Mortgage Bonds, 8% Series B Due 1999" (herein called "bonds of the 1999 Series B") and bonds of a series known as the "First and Refunding Mortgage Bonds, 7 1/2% Series B Due 2025" (herein called "bonds of the 2025 Series B") have heretofore been issued and (except for bonds of the

2.65% Series, bonds of the 1979 Series and bonds of the 1998 Series which have been retired in their entirety) are the only bonds now outstanding under the original indenture as heretofore supplemented; and

     WHEREAS the Company has duly executed and delivered a supplemental indenture, dated as of June 15, 1964, to Morgan Guaranty Trust Company of New York, as Trustee, for the purpose of evidencing the succession by merger of the Company to the New Jersey Company and the assumption by the Company of the covenants and conditions of the New Jersey Company in the original indenture and to enable the Company to have and exercise the powers and rights of the New Jersey Company under the original indenture in accordance with the terms thereof and whereby the Company assumed and agreed to pay duly and punctually the principal of and interest on the bonds issued under the original indenture in accordance with the provisions of said bonds and the coupons thereto appertaining and the original indenture, and agreed to perform and fulfill all the terms, covenants and conditions of the original indenture binding upon the New Jersey Company; and

     WHEREAS Morgan Guaranty Trust Company of New York resigned as Trustee under the original indenture as heretofore supplemented and Chemical Bank was appointed successor Trustee, said resignation and appointment having taken effect on August 30, 1994 pursuant to an Instrument of Resignation, Appointment and Acceptance dated as of August 30, 1994 among the Company, Morgan Guaranty Trust Company of New York, as Trustee, and Chemical Bank, as successor Trustee; and

     WHEREAS the Company desires to create under the original indenture, as heretofore supplemented and as to be supplemented by this supplemental indenture, a new series of bonds, to be known as its "First and Refunding
Mortgage Bonds,      % Series Due      ", and to determine the terms and
provisions and the form of the bonds of such series; and

     WHEREAS for the purposes hereinabove recited, and pursuant to due corporate action, the Company has duly determined to execute and deliver to the Trustee a supplemental indenture in the form hereof supplementing the original indenture (the original indenture, as supplemented by the aforesaid supplemental indenture dated as of June 15, 1964, by supplemental indentures dated as of April 1, 1967, February 1, 1968, February 15, 1987, October 1, 1987, March 1, 1990, May 15,
1990, March 1, 1991, July 1, 1991, December 1, 1991, March 1, 1992, June 1,
1992, July 1, 1992, September 1, 1992, February 1, 1993, March 1, 1993, April 1,
1993, May 1, 1993, June 1, 1993, July 1, 1993, August 1, 1993, August 20, 1993,
May 1, 1994, November 1, 1994, August 1, 1995 and as hereby supplemented, being sometimes hereinafter referred to as the "Indenture"); and

     WHEREAS all conditions and requirements necessary to make this supplemental indenture a valid, legal and binding instrument in accordance with its terms have been done and performed, and the execution and delivery hereof have been in all respects duly authorized:

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     That in consideration of the premises and of the sum of one dollar duly paid by the Company to the Trustee at or before the execution and delivery of these presents, the receipt whereof is hereby acknowledged, the Company hereby covenants and agrees with the Trustee and its successors in the trust under the Indenture as follows:

                                   PART ONE.

                     BONDS OF THE      % SERIES DUE      .

     SECTION 1. The Company hereby creates a new series of bonds to be issued under and secured by the Indenture and known as its First and Refunding Mortgage
Bonds,      % Series Due      (herein called "bonds of the      Series"), and
the Company hereby establishes, determines and fixes the terms and provisions of
the bonds of the      Series as hereinafter in this Part One set forth.

     Each bond of the      Series shall be dated the date of its authentication
(except that if any such bond shall be authenticated on any interest payment date, it shall be dated the following day) and interest shall be payable on the
principal represented thereby commencing                 ,     , from the
                or                 , as the case may be, next preceding the date
thereof to which interest has been paid, unless such date of authentication is
prior to                 ,     , in which case interest shall be payable from
                ,      ; provided, however, that interest shall be payable on
each bond of the      Series authenticated after the record date (as defined in
the next succeeding paragraph of this Section 1) with respect to any interest payment date and prior to such interest payment date, only from such interest payment date.

     Interest on any bond of the      Series shall be paid to the person who,
according to the bond register of the Company, is the registered holder of such
bond of the      Series at the close of business on the applicable record date, and such interest payments shall be made by check mailed to such registered holder at his last address shown on such bond register; provided, however, that, if the Company shall default in the payment of the interest due on any interest
payment date on any bond of the      Series, such defaulted interest shall be
paid to the registered holder of such bond (or any bond or bonds of the Series issued upon transfer, exchange or substitution thereof) on the date of subsequent payment of such defaulted interest or, at the election of the

Company, to the person in whose name such bond (or any bond or bonds of the
     Series issued upon transfer, exchange or substitution thereof) is registered on a subsequent record date established by notice given by mail by or on behalf of the Company to the holders of all bonds of the Series not less than ten (10) days preceding such subsequent record date. The term "record date" as used in this Section 1 shall mean, with respect to any semi-annual interest
payment date, the close of business on the                 or                 ,
as the case may be, next preceding such interest payment date or, in the case of a payment of defaulted interest, the close of business on any subsequent record date established as provided above.

     SECTION 2.  All bonds of the      Series shall mature as to principal on
                ,     , and shall bear interest at the rate of      % per annum,
payable semi-annually on the      day of                 and                 in
each year.

     SECTION 3.  The bonds of the      Series shall be fully registered bonds,
without coupons, in denominations of one thousand dollars ($1,000) and any integral multiple of one thousand dollars ($1,000), all such bonds to be numbered, and shall be transferable and exchangeable as provided in the form of bond set forth in this supplemental indenture. The provisions of sec. 1.19 and any other provision in the Indenture in respect of coupon bonds or reservation
of coupon bond numbers shall be inapplicable to the bonds of the      Series.

     SECTION 4.  The bonds of the      Series are not subject to redemption
(otherwise than through the operation of the Replacement Fund provided in Part Two of this supplemental indenture or through the application of moneys paid to the Trustee pursuant to the provisions of sec. 5.05 of the Indenture) prior to
                ,     . On and after                 ,     , the bonds of the
     Series are subject to redemption (otherwise than through the operation of the Replacement Fund provided in Part Two of this supplemental indenture or through the application of moneys paid to the Trustee pursuant to the provisions of sec. 5.05 of the Indenture) prior to maturity, at the option of the Company, as a whole at any time or in part from time to time, in principal amounts equal to $1,000 or any multiple thereof, upon prior notice as hereinafter provided, at the redemption prices specified in the third paragraph of the reverse side of the form of bond set forth in this supplemental indenture, together with interest accrued thereon to the date fixed for redemption thereof.

     The bonds of the      Series are also subject to redemption through the
operation of the Replacement Fund provided in Part Two of this supplemental indenture or through the application of moneys paid to the Trustee pursuant to the provisions of sec. 5.05 of the Indenture, at any time or from time to time prior to maturity, upon prior notice as hereinafter provided, at the redemption prices specified in the fourth paragraph of the reverse side of the form of bond set forth in this supplemental indenture, together with interest accrued thereon to the date fixed for redemption thereof.

     All such redemption of bonds of the      Series shall be effected as
provided in Article 3 of the Indenture except that, in case a part only of the
bonds of the      Series is to be paid and redeemed, the particular bonds or part thereof shall be selected by the Trustee in such manner as the Trustee in its uncontrolled discretion shall determine to be fair and in any case where several bonds are registered in the same name, the Trustee may treat the aggregate principal amount so registered as if it were represented by one bond and except that when bonds are redeemed in part only the notice given to any particular holder need state only the principal amount of the bonds of that holder which are to be redeemed and except that notice to the holders of bonds to be redeemed shall be given by mailing to such holders a notice of such redemption, first class mail postage prepaid, not later than the thirtieth day, and not earlier than the sixtieth day, before the date fixed for redemption, at their last addresses as they shall appear upon the bond register of the Company. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice; and failure duly to give such notice by mail, or any defect in such notice, to the holder of any bond designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other bond. No publication of notice of such redemption shall be required.

     SECTION 5.  The aggregate principal amount of the bonds of the      Series
shall be unlimited.

     SECTION 6. The place or places of payment (as to principal and premium, if any, and interest), redemption, transfer, exchange and registration of the bonds
of the      Series shall be the office or offices or the agency or agencies of the Company in the Borough of Manhattan, The City of New York, designated from time to time by the Board of Directors of the Company.

     SECTION 7.  The form of the bonds of the      Series and the certificate of
the Trustee to be endorsed on the bonds, respectively, shall be substantially as follows:

                       [FORM OF BOND OF THE      SERIES]
                              [FACE SIDE OF BOND]

                               DUKE POWER COMPANY

                       FIRST AND REFUNDING MORTGAGE BOND,
                                 % Series Due

No.                                                                    $

     DUKE POWER COMPANY, a North Carolina corporation (hereinafter called the
"Company"), for value received, hereby promises to pay to                 or
registered assigns, the principal sum of            Dollars on
                ,     , in any coin or currency of the United States of America
which at the time of payment shall be legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York, and to pay interest thereon at said office or agency from the interest payment date next preceding the date hereof to which interest on outstanding bonds of this series has been paid (unless the date
hereof is prior to              ,     in which case from              ,     ,
and unless the date hereof is a                 date subsequent to
                , or a         date subsequent to              , in which case
from the next succeeding                 or                 , as the case may
be), at the rate of            per cent per annum, in like coin or currency,
semi-annually on                 and                 in each year until the
principal hereof shall become due and payable. Such interest payments shall be made by check mailed to the person in whose name this bond is registered at the
close of business on the      day of              or              preceding each
semi-annual interest payment date, as the case may be (subject to certain exceptions provided in the Indenture hereinafter mentioned), at his last address as it shall appear upon the bond register of the Company.

     The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth in this place.

     This bond shall not become or be valid or obligatory for any purpose until the Trustee shall have signed the form of certificate endorsed hereon.

     IN WITNESS WHEREOF, the Company has caused this instrument to be signed in its name by its President or one of its Vice Presidents, manually or by facsimile signature, and its corporate seal to be hereto affixed, or a facsimile thereof to be hereon engraved, lithographed or printed, and to be attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Dated:
                                           DUKE POWER COMPANY

                                           By: .................................
                                                          President

Attest:

 .....................................
              Secretary

                       [FORM OF TRUSTEE'S CERTIFICATE FOR
                            BOND OF THE      SERIES]

     This bond is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

                                           CHEMICAL BANK, Trustee

                                           By: .................................
                                                      Authorized Officer

                             [REVERSE SIDE OF BOND]

     This bond is one of the bonds of a series, designated specially as First
and Refunding Mortgage Bonds,   % Series Due      , of an authorized issue of
bonds of the Company, without limit as to aggregate principal amount, designated generally as First and Refunding Mortgage Bonds, all issued and to be issued under and equally and ratably secured by an indenture dated as of December 1, 1927, duly executed by Duke Power Company, a New Jersey corporation (hereinafter called the "New Jersey Company"), to Guaranty Trust Company of New York (now Morgan Guaranty Trust Company of New York), as Trustee (Chemical Bank, successor Trustee), as supplemented and modified by indentures supplemental thereto, including supplemental indentures dated as of September 1, 1947, February 1, 1949, February 1, 1960, June 15, 1964 (under which the Company succeeded to and was substituted for the New Jersey Company), April 1, 1967, February 1, 1968, February 15, 1987, October 1, 1987, March 1, 1990, May 15, 1990, March 1, 1991,
July 1, 1991, December 1, 1991, March 1, 1992, June 1, 1992, July 1, 1992,
September 1, 1992, February 1, 1993, March 1, 1993, April 1, 1993, May 1, 1993,
June 1, 1993, July 1, 1993, August 1, 1993, August 20, 1993, May 1, 1994,
November 1, 1994, August 1, 1995 and              ,      , the latter providing
for said series (said indenture as so supplemented and modified being hereinafter referred to as the "Indenture"), to which Indenture reference is made for a description of the property mortgaged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof, the terms and conditions upon which the bonds are secured and the restrictions subject to which additional bonds secured thereby may be issued. To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the bonds, may be made with the consent of the Company by the affirmative vote, or with the written consent, of the holders of not less than 66 2/3% in principal amount of the bonds then outstanding, and by the affirmative vote, or with the written consent, of the holders of not less than 66 2/3% in principal amount of the bonds of any series then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of bonds then outstanding under the Indenture are so affected, evidenced, in each case, as provided in the Indenture; provided that any supplemental indenture may be modified in accordance with the provisions contained therein for its modification; and provided, further, that no such modification or alteration shall be made which will affect the terms of payment of the principal of, or interest or premium on, this bond, or the right of any bondholder to institute suit for the enforcement of any such payment on or after the respective due dates expressed in this bond, or reduce the percentage required for the taking of any such action. Any such affirmative vote of, or written consent given by, any holder of this bond is binding upon all subsequent holders hereof as provided in the Indenture.

     In case an event of default as defined in the Indenture shall occur, the principal of all the bonds outstanding thereunder may become or be declared due and payable, at the time, in the manner and with the effect provided in the Indenture.

     The bonds of this series are not subject to redemption (otherwise than for the Replacement Fund hereinafter mentioned or upon application of certain moneys
included in the trust estate) prior to           ,      . On and after
          ,      , the bonds of this series are subject to redemption (otherwise than for the Replacement Fund hereinafter mentioned or upon application of certain moneys included in the trust estate) prior to maturity, at the option of the Company, as a whole at any time or in part from time to time, at the following redemption prices (expressed as percentages of their principal amounts), in each case together with accrued interest to the date fixed for redemption:

     If redeemed during the twelve-month period beginning           :

                        REDEMPTION                            REDEMPTION
YEAR                       PRICE       YEAR                      PRICE
- ----                    ----------     ----                   ----------
                                 %                                    %




     The bonds of this series are also subject to redemption for the Replacement Fund for bonds of this series provided for in the supplemental indenture dated
as of           ,      , providing for this series, or upon application of
certain moneys included in the trust estate, at any time or from time to time prior to maturity, at the following redemption prices (expressed as percentages of their principal amounts), in each case together with accrued interest to the date fixed for redemption:

     If redeemed during the twelve-month period beginning           :

                        REDEMPTION                            REDEMPTION
YEAR                       PRICE      YEAR                      PRICE
- ----                    ----------    ----                    ----------
                                                                      %
                                %





     Redemption is in every case to be effected at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon at least thirty days' prior notice, given by mail as more fully provided in the Indenture.

     If this bond or any portion hereof ($1,000 or a multiple thereof) is called for redemption and payment is duly provided, this bond or such portion thereof shall cease to bear interest from and after the date fixed for such redemption.

     This bond is transferable, as provided in the Indenture, by the registered owner hereof in person or by duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, and thereupon a new bond of the same series and of like aggregate principal amount will be issued to the transferee in exchange herefor as provided in the Indenture; or the registered owner of this bond, at his option, may surrender the same for cancellation at said office or agency of the Company and receive in exchange herefor the same aggregate principal amount of bonds of the same series of authorized denominations; all subject to the terms of the Indenture but without payment of any charges other than a sum sufficient to reimburse the Company for any stamp taxes or other governmental charges incident thereto.

     This bond is a corporate obligation only and no recourse whatsoever, either directly or through the Company or any trustee, receiver, assignee or any other person, shall be had for the payment of the principal of or premium, if any, or interest on this bond, or for the enforcement of any claim based hereon, or otherwise in respect hereof or of the Indenture, against any promoter, subscriber to the capital stock, incorporator, or any past, present or future stockholder, officer or director of the Company as such, or of any successor or predecessor corporation, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment, penalty, subscription or otherwise, any and all such liability of promoters, subscribers, incorporators, stockholders, officers and directors being waived and released by each successive holder hereof by the acceptance of this bond, and as a part of the consideration for the issue hereof, and being likewise waived and released by the terms of the Indenture.

                               [END OF BOND FORM]

                                   PART TWO.

                               REPLACEMENT FUND.

     SECTION 1.  So long as any of the bonds of the      Series are outstanding,
the Company will continue to maintain the Replacement Fund set forth in, and in accordance with the applicable terms and conditions now contained in, Part Two of the supplemental indenture dated as of February 1, 1949, and the covenants on the part of the Company contained in such Part Two shall continue and remain in full force and effect, whether or not bonds of the 1979 Series are outstanding
and to the same extent as though the words "or any bonds of the      Series"
were inserted after the word "Series" appearing in the second line of Section 1 and the second line of Section 4 of said Part Two of said supplemental indenture dated as of February 1, 1949.

     SECTION 2.  If at any time (a) bonds of the      Series are outstanding and
(b) no bonds of the 1997 Series, of the 2021 Series, of the Medium-Term Notes Series, of the 2021 Series B, of the 2004 Series, of the 2022 Series, of the 2000 Series, of the 2000 Series B, of the 2005 Series, of the 2003 Series B, of the 2023 Series, of the 2008 Series, of the 2003 Series C, of the 2004 Series B, of the 2001 Series, of the 2033 Series, of the 2023 Series B, of the 2025 Series, of the 2024 Series, of the 1999 Series B or of the 2025 Series B are outstanding and (c) cash which shall have been deposited with the Trustee pursuant to such Replacement Fund shall not within five years from the date of deposit thereof have been paid out, or used or set aside by the Trustee for the payment, purchase or redemption of bonds, pursuant to such Replacement Fund, such cash shall, if in excess of fifty thousand dollars ($50,000), be applied to
the redemption of bonds of the      Series in an aggregate principal amount
sufficient to exhaust as nearly as possible the full amount of such cash. Anything in Section 5 of Part Two of the aforesaid supplemental indenture dated as of February 1, 1949, in Section 3 of Part Two of the supplemental indentures dated as of April 1, 1967, March 1, 1991, December 1, 1991, June 1, 1992, July 1, 1992, September 1, 1992, February 1, 1993, May 1, 1993, June 1, 1993, July 1,
1993, August 1, 1993, August 20, 1993, May 1, 1994, November 1, 1994 and August
1, 1995, in Section 3 of Part Three of the supplemental indenture dated as of March 1, 1990, in Section 4 of Part Three of the supplemental indenture dated as of March 1, 1992 and in Section 5 of Part Four of the supplemental indenture dated as of March 1, 1993 to the contrary notwithstanding, no cash shall be paid
over to the Company thereunder if at the time any bonds of the      Series are
then outstanding, and such cash shall in such event be applied as in this Part Two set forth.

     SECTION 3.  Whenever all of the bonds of the      Series, the 1997 Series,
the 2021 Series, the Medium-Term Notes Series, the 2021 Series B, the 2004 Series, the 2022 Series, the 2000 Series, the 2000 Series B, the 2005 Series, the 2003 Series B, the 2023 Series, the 2008 Series, the 2003 Series C, the 2004 Series B, the 2001 Series, the 2033 Series, the 2023 Series B, the 2025 Series, the 2024 Series, the 1999 Series B and the 2025 Series B shall have been paid, purchased or redeemed, the Trustee shall, upon application of the Company, pay to or upon the order of the Company all cash theretofore deposited with the Trustee pursuant to the provisions of the Replacement Fund and not previously disposed of pursuant to the provisions of the Replacement Fund, and shall deliver to the Company any bonds which shall theretofore have been deposited with the Trustee pursuant to the provisions of the Replacement Fund or paid, purchased or redeemed pursuant to the provisions of the Replacement Fund.

                                  PART THREE.

                      ADDITIONAL COVENANTS OF THE COMPANY.

     SECTION 1. Whether or not the covenants on the part of the Company contained in Part Three of the supplemental indenture dated as of February 1, 1949 are modified with the consent of the holders of bonds of the 1997 Series, the 1987 Pollution Control Series A, the 1987 Pollution Control Series B, the 1987 Pollution Control Series C, the 1990 Pollution Control Series, the 2021

Series, the 2027 City of Greensboro Series, the Medium-Term Notes Series, the 2021 Series B, the 2004 Series, the 2022 Series, the 2000 Series, the 2000 Series B, the 2005 Series, the 2003 Series B, the 2023 Series, the 2008 Series, the 2003 Series C, the 1993 Pollution Control Series, the 2004 Series B, the 2001 Series, the 2033 Series, the 2023 Series B, the 2025 Series, the 2024 Series, the 1999 Series B or the 2025 Series B and whether or not the bonds of the 1997 Series, the 1987 Pollution Control Series A, the 1987 Pollution Control Series B, the 1987 Pollution Control Series C, the 1990 Pollution Control Series, the 2021 Series, the 2027 City of Greensboro Series, the Medium-Term Notes Series, the 2021 Series B, the 2004 Series, the 2022 Series, the 2000 Series, the 2000 Series B, the 2005 Series, the 2003 Series B, the 2023 Series, the 2008 Series, the 2003 Series C, the 1993 Pollution Control Series, the 2004 Series B, the 2001 Series, the 2033 Series, the 2023 Series B, the 2025 Series, the 2024 Series, the 1999 Series B or the 2025 Series B are outstanding, such covenants on the part of the Company contained in said Part Three shall continue and remain in full force and effect so long as any of the bonds of the
Series are outstanding and to the same extent as though the words "or so long as
any bonds of the      Series are outstanding" were inserted after the words "so
long as any of the bonds of the 1979 Series or any bonds of the 2.65% Series are outstanding" wherever such words appear in said Part Three of the supplemental indenture dated as of February 1, 1949.

     SECTION 2. Whether or not the second sentence of paragraph (a) of sec. 2.08 of the original indenture (making certain provisions for the definition of the term "net amount" applicable while bonds of the 2.65% Series were outstanding and which was originally set forth in Section 4 of Article One of the supplemental indenture dated as of September 1, 1947 and which is corrected and clarified by Section 2 of Part Four of the supplemental indenture dated as of February 1, 1968) is modified with the consent of the holders of bonds of the 1997 Series, the 1987 Pollution Control Series A, the 1987 Pollution Control Series B, the 1987 Pollution Control Series C, the 1990 Pollution Control Series, the 2021 Series, the 2027 City of Greensboro Series, the Medium-Term Notes Series, the 2021 Series B, the 2004 Series, the 2022 Series, the 2000 Series, the 2000 Series B, the 2005 Series, the 2003 Series B, the 2023 Series, the 2008 Series, the 2003 Series C, the 1993 Pollution Control Series, the 2004 Series B, the 2001 Series, the 2033 Series, the 2023 Series B, the 2025 Series, the 2024 Series, the 1999 Series B or the 2025 Series B and whether or not bonds of the 1997 Series, the 1987 Pollution Control Series A, the 1987 Pollution Control Series B, the 1987 Pollution Control Series C, the 1990 Pollution Control Series, the 2021 Series, the 2027 City of Greensboro Series, the Medium-Term Notes Series, the 2021 Series B, the 2004 Series, the 2022 Series, the 2000 Series, the 2000 Series B, the 2005 Series, the 2003

Series B, the 2023 Series, the 2008 Series, the 2003 Series C, the 1993 Pollution Control Series, the 2004 Series B, the 2001 Series, the 2033 Series, the 2023 Series B, the 2025 Series, the 2024 Series, the 1999 Series B or the 2025 Series B are outstanding, said sentence shall continue and remain in full
force and effect so long as any bonds of the      Series are outstanding, and
with the same force and effect as though said sentence had stated that such
provisions were to be applicable so long as any of the bonds of the      Series
are outstanding.

                                   PART FOUR.

                                 MISCELLANEOUS.

     SECTION 1. (a) For the purposes of sec. 2.10 of the Indenture and for the purposes of any modification of the provisions of the Replacement Fund referred to in Part Two of this supplemental indenture, the covenants and provisions on the part of the Company which are set forth or incorporated in Part Two of this supplemental indenture shall be for the benefit only of the holders of the bonds
of the      Series. Such covenants and provisions shall remain in force and be
applicable only so long as any bonds of the      Series shall be outstanding,
and, subject to the provisions of paragraph (2) of subdivision (c) of sec. 10.01 of the Indenture, any such covenants and provisions may be modified with the consent, in writing or by vote at a bondholders' meeting, of the holders of sixty-six and two-thirds per cent (66 2/3%) of the principal amount of the bonds
of the      Series at the time outstanding and without the consent of the holders of any other bonds then outstanding under the Indenture; provided that no such consent shall be effective to waive any past default under such covenants and provisions, and its consequences, unless the consent of the holders of at least a majority in principal amount of all bonds then outstanding under the Indenture is obtained. Such covenants shall be deemed to be additional covenants and none of them shall affect or derogate from, or relieve the Company from, its obligation to comply with any of the other covenants, conditions, requirements or provisions of the Indenture or any other supplemental indenture.

     (b) For the purposes of sec. 2.10 of the Indenture and for the purposes of any modification of the provisions of Part Three of this supplemental indenture, the covenants and provisions on the part of the Company which are set forth or incorporated in said Part Three shall be for the benefit only of the holders of
the bonds of the      Series. Such covenants and provisions shall remain in
force and be applicable only so long as any bonds of the      Series shall be
outstanding, and, subject to the provisions of paragraph (2) of subdivision (c) of sec. 10.01 of the Indenture, any such covenants and provisions may be modified with the consent, in writing or by vote at a bondholders' meeting, of the holders of sixty-six and two-thirds per cent (66 2/3%) of the principal
amount of the bonds of the      Series at the time outstanding and without the
consent of the holders of any other bonds then outstanding under the Indenture; provided that no such consent shall be effective to waive any past default under such covenants and provisions, and its consequences, unless the consent of the holders of at least a majority in principal amount of all bonds then outstanding under the Indenture is obtained. Such covenants shall be deemed to be additional covenants and none of them shall affect or derogate from, or relieve the Company from, its obligation to comply with any of the other covenants, conditions, requirements or provisions of the Indenture or any other supplemental indenture.

     SECTION 2. All terms contained in this supplemental indenture shall, except as specifically provided herein or except as the context may otherwise require, have the meanings given to such terms in the Indenture.

     SECTION 3. In case any one or more of the provisions contained in this supplemental indenture should be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision contained in this supplemental indenture, and, to the extent, but only to the extent, that such provision is invalid, illegal or unenforceable, this supplemental indenture shall be construed as if such provision had never been contained herein.

     SECTION 4. The Trustee hereby accepts the trusts herein declared and provided upon the terms and conditions in the Indenture set forth.

     SECTION 5. This supplemental indenture may be executed in several counterparts, each of which shall be an original, and all collectively but one instrument.

     IN WITNESS WHEREOF, Duke Power Company, the party of the first part hereto, has caused this supplemental indenture to be signed in its name by one of its Vice Presidents and its corporate seal to be hereunto affixed, and the same to be attested by one of its Assistant Secretaries, and Chemical Bank, the party of the second part hereto, in token of its acceptance of the trust hereby created, has caused this supplemental indenture to be signed in its name by one of its Vice Presidents and its corporate seal to be hereunto affixed, and the same to be attested by one of its Senior Trust Officers, all as of the day and year first above written.


                                           DUKE POWER COMPANY

                                                By:.............................

                                                      Senior Vice President
ATTEST:

 .....................................

         Assistant Secretary

Signed, sealed, executed,
acknowledged and delivered by DUKE
POWER COMPANY, in the presence of:

 .....................................

 .....................................

                                           CHEMICAL BANK

                                                By:.............................

                                                          Vice President
ATTEST:

 .....................................

        Senior Trust Officer

Signed, sealed, executed,
acknowledged and delivered by
CHEMICAL BANK, in the presence of:

 .....................................

 .....................................

STATE OF NEW YORK
COUNTY OF NEW YORK            SS.:

     Personally appeared before me            and made oath that she saw
                  , a Vice President, and                 , a Senior Trust
Officer, respectively, of CHEMICAL BANK, sign, attest and affix hereto the corporate seal of said Chemical Bank, and, as the act and deed of said corporation, deliver the within written and foregoing deed, and that she, with
          , witnessed the execution thereof.

                                           .....................................

Sworn and subscribed before me
this     day of        ,      .

 .....................................

  Notary Public, State of New York
          No.
       Qualified in     County
Certificate Filed in New York County
  Commission Expires       ,     .

STATE OF NEW YORK
COUNTY OF NEW YORK            SS.:

     I,                          , a Notary Public in and for the State and
County aforesaid, certify that                 personally came before me this
day and acknowledged that he is a Senior Trust Officer of CHEMICAL BANK, a New York corporation, and that, by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by one of its Vice Presidents, sealed with its corporate seal, and attested by himself as one of its Senior Trust Officers.

     Witness my hand and official seal, this      day of         ,      .

                                           .....................................

                                             Notary Public, State of New York
                                                     No.
                                                  Qualified in     County
                                           Certificate Filed in New York County
                                             Commission Expires       ,     .

STATE OF NORTH CAROLINA
COUNTY OF MECKLENBURG              SS.:

     Personally appeared before me                             and made oath
that she saw                           , a Senior Vice President, and
                           , an Assistant Secretary, respectively, of DUKE POWER
COMPANY, sign, attest and affix hereto the corporate seal of said Duke Power Company, and, as the act and deed of said corporation, deliver the within
written and foregoing deed, and that she, with                          ,
witnessed the execution thereof.

                                           .....................................

Sworn and subscribed before me
this      day of                 ,
     .

 .....................................

            Notary Public
               County, N.C.
 My Commission expires             ,
                    .

STATE OF NORTH CAROLINA
COUNTY OF MECKLENBURG              SS.:

     I,                          , a Notary Public in and for the State and
County aforesaid, certify that                           personally came before
me this day and acknowledged that he is an Assistant Secretary of DUKE POWER COMPANY, a North Carolina corporation, and that, by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by one of its Senior Vice Presidents, sealed with its corporate seal, and attested by himself as one of its Assistant Secretaries.

     My commission expires                 ,      .

     Witness my hand and official seal, this      day of                 ,
     .

                                           .....................................

                                                       Notary Public
                                                             County, N.C.